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                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in the Registration Statement on Form S-3 and related Prospectus of Crown Casino Corporation for the registration of 8,121,869 shares of common stock, of our report dated January 31, 1996 on the financial statements of Mississippi Belle II, Inc. for the years ended December 31, 1995, 1994, and 1993 included in Crown Casino Corporation's current report on Form 8-K dated October 8, 1996, filed with Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ Honkamp, Krueger & Co.
                                                Honkamp, Krueger & Co.

Dubuque, Iowa
October 21, 1996